THIS AGREEMENT CONTAINS CONFIDENTIAL TERMS WHICH HAVE BEEN OMITTED
        AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                                    AGREEMENT

         Agreement  made  this  28th  day of  July  1993,  by and  between  ALZA
Corporation,   a  Delaware  corporation  ("ALZA"),   and  Iomed,  Inc.,  a  Utah
corporation ("IOMED").

                                 R E C I T A L S

         ALZA owns and has licensed certain patents and patent applications pertaining to products which transport compounds across a biological membrane, such as the skin, nails or mucosal surfaces, for local or systemic therapy, under the influence of an electric potential gradient across such membrane. IOMED also owns and has licensed certain patents and patent applications pertaining to products which transport compounds across a biological membrane, such as the skin, nails or mucosal surfaces, for local or systemic therapy, under the influence of an electric potential gradient across such membrane. Each party is desirous of acquiring certain rights under the other party's patents and patent applications.

         NOW THEREFORE, the parties agree as follows:

         1.       Definitions.

                  1.1 "Affiliate" shall mean a corporation or any other business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the designated party. "Control" shall mean ownership of at least 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation and at least 50% of the interests in profits in the case of a business entity other than a corporation.

                  1.2 "ALZA Client" shall mean any individual or organization which has heretofore entered, or which hereafter enters, into a development agreement with ALZA or its Affiliate for the development of an ALZA Product which is covered -by a valid claim of at least one issued patent in the IOMED Patents.

                  1.3 "ALZA Patents" shall mean ****; any United States or foreign patents that may issue based on any of the above patents or applications or any continuation, division, re-issue, reexamination or substitution applications based on any of the above applications, and any patents that may issue based on any foreign applications that have been or may be filed corresponding to any of the above patents or patent applications. A patent shall be considered "Expired" upon its expiration, abandonment, cancellation, disclaimer, or declaration of invalidity or unenforceability by a court or other authority of competent jurisdiction from which no further appeal has or can be taken. An "Unexpired" patent means a patent which has not Expired.

                  1.4 "ALZA Product" shall mean any product made or sold by ALZA, by an Affiliate of ALZA and/or by an ALZA Client which product, but for the license set forth in Section 2, would infringe one or more claims of at least one issued unexpired patent

                  1.5 "Excluded Companies" shall mean **** as any affiliate thereof or any successor in interest thereto, and any other entity which ****.

                  1.6 "Field" shall mean the transport of compounds across a biological membrane, such as skin, under the influence of an electric potential gradient across such membrane, solely for the purpose of inducing body sweat. Field shall not mean the transport of compounds across a biological membrane, such as skin, under the influence of an electric potential gradient across such membrane for the primary purpose of achieving a therapeutic effect and wherein inducing body sweat is incidental to said therapeutic effect.

                  1.7 "IOMED Client" shall mean any individual or organization which has heretofore entered, or which hereafter enters, into a development agreement with IOMED or its Affiliate for the development of an IOMED Product which is covered by a valid claim of at least one patent of the ALZA Patents.

                  1.8 "IOMED Patents" shall mean ****; any United States or foreign patents that may issue based on any of the above patents or on any continuation, division, reissue, reexamination or substitution applications based on any of the above, and any patents that may issue based on any foreign applications that have been or may be filed corresponding to any of the above patents or patent applications. A patent shall be considered "Expired"-upon its expiration, abandonment, cancellation, disclaimer, or declaration of invalidity or unenforceability by a court or other authority of competent jurisdiction from which no further appeal has or can be taken. An "Unexpired" patent means a patent which has not Expired.

                  1.9 "IOMED Product" shall mean any product made or sold by IOMED, by an Affiliate of IOMED and/or by an IOMED Client which product, but for the license set forth in Section 3, would infringe one or more claims of at least one issued unexpired patent in the ALZA Patents or the **** Patent.

                  1.10 "Net Sales" shall mean the amount received from commercial sales of an IOMED Product by IOMED, by an IOMED Affiliate and/or by an IOMED Client to independent, unrelated parties in bona fide arm's-length transactions, ****.

                  1.11 "Payment Computation Period" shall mean each three month period, or any portion thereof, ending March 31, June 30, September 30, or December 31 of each year during that portion of the term of this Agreement during which payments under Sections 4.1(a) are owed to ALZA.

                  1.12 "**** Patent" shall mean **** and/or any reissued or reexamined patent based thereon. The **** Patent is licensed to ALZA outside the Field pursuant to a license agreement with ****.

         2.       License to ALZA.

                  2.1 IOMED hereby grants to ALZA a royalty-free nonexclusive right and license under the IOMED Patents to manufacture, have others manufacture, use, and sell any ALZA Product. The license granted hereunder shall be for the life of the IOMED Patents and shall include the right to sublicense ALZA Affiliates and ALZA Clients.

                  2.2 ALZA shall not grant any sublicense under the IOMED PATENTS to an Excluded Company.

         3.       License to IOMED.

                  3.1 ALZA hereby grants to IOMED a royalty-free nonexclusive right and license under the ALZA Patents to manufacture, have others manufacture, use, and sell any IOMED Product which utilizes **** which contains, or which is composed of, ****. The license granted hereunder shall be for the life of the ALZA Patents and shall include the right to sublicense IOMED Affiliates and IOMED Clients.

                  3.2 ALZA hereby grants to IOMED a royalty bearing nonexclusive right and sublicense under the **** Patent to manufacture, have others manufacture, use, and sell any IOMED Product for use outside the Field. The license granted hereunder shall be for the life of the **** Patent and shall include the right to sublicense IOMED Affiliates and IOMED Clients outside the Field.

                  3.3 IOMED shall not grant any sublicense under the ALZA Patents and/or the **** Patent to an Excluded Company.

                  3.4 Notwithstanding the provisions of Sections 1.5 and 3.3 concerning ****, Iomed shall have the right to sublicense **** under the ALZA Patents but only for the purpose of marketing of ****, which **** are (i) made by IOMED or an Affiliate of IOMED, and (ii) used for **** administration of ****, optionally with co-administration of a ****, in a clinical setting.

                  3.5 Notwithstanding the provisions of Sections 1.5 and 3.3, either party upon receiving written consent of the other party, which written consent shall be given or withheld in the other party's absolute discretion, may grant to an Excluded Company a sublicense to a patent licensed hereunder for an explicitly identified purpose.

         4.       Royalties and Other Payments.

                  4.1      Payments.

                           (a) In  consideration  of the  license to IOMED under
the **** Patent as provided for in Section 3.2, IOMED shall pay to ALZA:

A royalty payment of **** of Net Sales greater than **** per year of IOMED Product sold by IOMED, by an IOMED Client and/or by an Affiliate of IOMED under the license granted to IOMED under Section 3.2.

                           (b) ALZA shall pay to **** of all  payments  received
by ALZA under Section 4.1(a).

                           (c)  Within 30 days of  receipt  by ALZA,  ALZA shall
refund to IOMED the remaining **** of said payments made under Section 4.1(a).

                           (d) All  payments  by one  party to the  other  under
Sections 4.1(a) and 4.1(c) shall be made in accordance with Sections 5 and 6.

                    5.     Accounting.

                           5.1  Within  90 days  after  the end of each  Payment
Computation Period IOMED shall render an accounting to ALZA with respect to all payments due for such Payment Computation Period. Such report shall indicate for such Payment Computation Period the dollar amount of (i) Net Sales of IOMED Product, and (ii) the royalty payments calculated under Section 4.1(a) due and payable to ALZA; provided, however, that if IOMED shall not have received from any sublicensee or distributor a report of its sales, then such sales may be included in the next quarterly report. IOMED shall keep accurate records in sufficient detail to enable the payments due hereunder to be determined.

                           5.2  At  ALZA's   request,   IOMED  shall  permit  an
independent certified public accountant selected by ALZA to have access and examine, once in each calendar year during regular business hours and upon reasonable notice to IOMED, to such of the records of IOMED as may be necessary to verify the accuracy of the reports and payments made under this Agreement, but said accountant shall not disclose to ALZA any information except that which should properly have been contained in such reports. The parties agree that information furnished as a result of any such examination shall be limited to a written statement by such certified public accountant to the effect that they have reviewed the books of account of IOMED and either (i) that the amounts of the payments due or charges made under this Agreement are in conformity with such books of account and the applicable provisions of this Agreement or (ii) setting forth any required adjustments. The fees and expenses of the accountant performing such verification shall be borne by ALZA. If any such audit shows any underpayment or overcharge, a correcting payment or refund shall be made within 30 days after receipt of the written statement described above. The right of review of each quarterly account shall terminate two years after ALZA's receipt thereof.

         6.       Times and Currencies of Payment.

                  6.1 All payments required to be made hereunder shall be made in U.S. dollars. Payments shown by each report submitted pursuant to Section 5.1 to be due and payable by IOMED to ALZA shall accompany each such report. Any and all taxes due or payable by or on behalf of ALZA on such payments or with respect to the remittance thereof and required to be paid by IOMED shall be deducted from such payments and shall be paid by IOMED to the proper taxing authorities, and proof of payment shall be secured and sent to ALZA as evidence of such payment.

                  6.2 Late Payments. All payments not made when due hereunder shall bear interest at the ****.

         7. Reexamination and Interference Regarding an ALZA Patent and/or an IOMED Patent.

                  The parties shall pursue the following course of action with respect to any Reexamination proceeding concerning either an ALZA Patent or an IOMED Patent, any suit brought under 35 USC ss.145 concerning either an ALZA Patent or an IOMED Patent, and/or any interference between an IOMED Patent and an ALZA Patent. ALZA, in the case of an IOMED Patent, and IOMED, in the case of an ALZA Patent, shall not in any way assist the US Patent Office in any such Reexamination or any suit brought under 35 USC ss.145, unless ordered by a court to do so. The parties agree to promptly negotiate in good faith to settle any such interference between an ALZA Patent and an IOMED Patent, if and when an interference is declared, in a manner consistent with the spirit and scope of this agreement.

         8.       Commercialization.

                  8.1 Neither party shall be under any obligation to use diligence or otherwise be under any obligation to develop, manufacture, use or-sell any product in the United States or any foreign country.

         9.       Notice of Patents.

                  9.1 ALZA (in the case of a patent in the ALZA Patents) and IOMED (in the case of a patent in the IOMED Patents) shall each promptly notify the other party of the reissue, reexamination, lapse, revocation, surrender, invalidation or abandonment of any such patent; provided, however, that neither party shall revoke, surrender, abandon or permit to lapse any such patent without 60 days prior written notice to the other party of its intention to do so. In the event of such notice, the other party shall have the right to continue the prosecution or maintenance of the patent at its own expense.

         10.      Effective Date and Term.

                  10.1 This Agreement will become effective on the day and year written in the first paragraph of this Agreement and, unless terminated in accordance with any of the provisions hereof, shall remain in full force and effect for the life of the ALZA Patents, the **** Patent and IOMED Patents.

         11.      Termination.

                  11.1 Either party may, in its discretion, terminate this Agreement in the event that the other party:

                           (a) breaches any material  obligation  hereunder  and
such breach continues for a period of 60 days after written notice thereof; or

                           (b) enters into any proceeding,  whether voluntary or
otherwise, in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of its assets or any other proceedings under any law for the relief of creditors or makes an assignment for the benefit of its creditors.

                  11.2 Termination of this Agreement for any reason shall be without prejudice to:

                           (i) ALZA's  right to  receive  all  payments  accrued
under Section 4.1(a) prior to the effective date of such termination; and

                           (ii) any other  remedies  which either party may then
or thereafter have hereunder or otherwise.

         12.      Assignment.

                  12.1 Either party may assign its rights under this Agreement to any Affiliate or any third party with which the party is merged or consolidated or by which the party is acquired or which purchases, directly or indirectly, all or substantially all of its assets; provided, however, that (1) neither party may assign its rights under this agreement to an Excluded Company without first receiving written consent from the other party, which written consent shall be given or withheld in the other party's absolute discretion, and
(2) any successor shall execute an agreement, in form reasonably satisfactory to said other party assuming each of the assigning party's obligations hereunder. ALZA (in the case of a patent within the ALZA Patents) and IOMED (in the case of a patent within the IOMED Patents) may not otherwise assign the right, title and interest in any such patent to a third party. This Agreement shall not otherwise be assignable by either party without the prior written consent of the other party.

         13.      Arbitration.

                  13.1 Disputes; Service. In case any dispute arises out of this Agreement, the parties will endeavor to settle such dispute amicably. If the parties fail to agree, any such dispute shall be finally settled by arbitration conducted in San Francisco, California in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided in Section 16 of this Agreement shall be valid and sufficient.

                  13.2 Arbitrators. In any arbitration pursuant to Section 13.1, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members, all of whom will be appointed by the parties jointly or, if the parties cannot agree as to three arbitrators within 30 days after commencement of the arbitration proceeding, one arbitrator shall be appointed by each party within 45 days after the commencement of the arbitration proceeding, and the third shall be appointed by mutual agreement of the two appointed arbitrators. In the event of failure of said two arbitrators to agree upon the third arbitrator within 75 days after commencement of the arbitration proceeding, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the forgoing, if any party shall fail to appoint an arbitrator within the specified time period, such arbitrator as well as the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For the purposes of this Section 12.2, the "commencement of arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by one party from the other.

                  13.3 Costs and Attorneys Fees. In any arbitration  pursuant to
Section 13, the party receiving the award shall be reimbursed for all reasonable arbitration costs, including attorneys fees if any, by the other party.

         14.      Representations and Warranties.

                  14.1 Neither ALZA, in the case of any of the ALZA Patents and the **** Patent, nor IOMED, in the case of any of the IOMED Patents, makes (i) a warranty or representation as to the validity or scope of any of said patents; or (ii) a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of a patent of a third party.

                  14.2 Neither ALZA, in the case of an IOMED Product, nor IOMED, in the case of an ALZA Product, assumes any responsibility with respect to the other party's use, sale or other disposition of any said product.

         15.      Patent Markings.

                  15.1 ALZA, in the case of an ALZA Product which is made and sold by ALZA or an Affiliate of ALZA, agrees to mark said ALZA Product with the word "Patent" or "Patents" and the number or numbers of the IOMED Patents applicable thereto.

                  15.2 ALZA, in the case of an ALZA Product which is made or sold by an ALZA Client or its Affiliate, agrees to advise said ALZA Client to mark said ALZA Product with the word "Patent" or "Patents" and the number or numbers of the IOMED Patents applicable thereto.

                  15.3 IOMED, in the case of an IOMED Product which is made or sold by IOMED or an Affiliate of IOMED, agrees to mark said IOMED Product with the word "Patent" or "Patents" and the number or numbers of the ALZA Patents and the **** Patent applicable thereto.

                  15.4 IOMED in the case of an IOMED Product which is made or sold by an IOMED Client or its Affiliate, agrees to advise said IOMED Client to mark said IOMED Product with the word "Patent" or "Patents" and the number or numbers of the ALZA Patents and the **** Patent applicable thereto.

         16.      Notices.

                  16.1 Any notice or other communication required or permitted to be given to either party under this Agreement shall be in writing and shall be delivered by hand or registered mail, postage prepaid and return receipt requested, addressed to each party at the following addresses or such other addresses as may be designated by notice pursuant to this Section 16:

         If to IOMED:                       IOMED, Inc.
                                            1290 West 2320 South
                                            Salt Lake City, UT 84119
                                            Attention:  President

         If to ALZA:                        ALZA CORPORATION
                                            950 Page Mill Road
                                            Palo Alto, CA 94304
                                            Attention:  Vice-President, Legal

         Any notice or communication given in conformity with this Section 16 shall be deemed to be effective when received by the addressee, if delivered by hand, and five days after mailing, if mailed.

         17.      Counterparts.

                  17.1  This   Agreement  may  be  executed  in  any  number  of
counterparts, each of which when so executed shall be deemed to be an-original and all of which when taken together shall constitute this Agreement.

         18.      Governing Law.

                  18.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied between residents of that state entering into contracts wholly to be performed in that state.

         19.      Severability.

                  19.1 If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless,, continue in full force without being impaired or invalidated in any way.

         20.      Amendments.

                  20.1 No amendment, modification or addition hereto shall be effective or binding on either party unless 17 set forth in writing and executed by a duly authorized representative of the party to be charged.

         21.      Waiver.

                  21.1 No waiver-of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such a waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

         22.      Headings.

                  22.1 The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

         23.      Entire Agreement.

                  23.1 This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and supersedes and replaces all other agreements, understandings or arrangements, whether oral or in writing, between the parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed thisAgreement on the date first set forth above. IOMED, Inc.



                                                     By: /s/ Ned M. Weinshenker
                                                     Ned M. Weinshenker
                                                     President and
                                                     Chief Executive Officer


                                                     ALZA Corporation



                                                     By: /s/ Jane E. Shaw
                                                     Jane E. Shaw
                                                     President